UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2019

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 South Unit Drive. Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 5, 2019, Unit Corporation (the “Company”) announced that it plans to launch an offer to exchange (the “Exchange Offer”) any and all of its existing 6.625% Senior Subordinated Notes due 2021 (CUSIP No. 909218AB5/ISIN US909218AB56) (the “Old Notes”) for new Second Lien Senior Secured Notes (the “New Notes”), upon the terms and conditions set forth in the Registration Statement filed with the Securities and Exchange Commission (the “Registration Statement”).

The New Notes will be guaranteed, jointly and severally, by each of Unit’s subsidiaries that guarantees the Old Notes and Unit’s first lien credit facility will be senior in right of payments to the Old Notes and will be secured by a second-priority lien on the current and future assets of Unit and the guarantor subsidiaries that secure the first lien credit facility, subject to certain exception described in the Registration Statement.

In conjunction with the Exchange Offer, Unit will be soliciting consents (the “Consents”) from the holders of the Old Notes (the “Consent Solicitation”) to eliminate substantially all of the restrictive covenants from the indenture governing the Old Notes, modify or eliminate certain other provisions in the indenture and waive any existing defaults and events of default under the indenture as provided in the Registration Statement. The Exchange Offer will be conditioned upon either (i) the consummation of the amendment to the Company’s Credit Agreement or (ii) a refinancing or replacement of the Company’s Credit Agreement. The Exchange Offer will not be subject to the consummation of the Consent Solicitation or any other minimum participation conditions.

Unit will pay a soliciting dealer fee equal to $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn pursuant to the Exchange Offer to retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder.

The Exchange Offer described in Exhibit 99.1 has not yet commenced. This notice shall not constitute an offer to buy, nor shall there be any sale of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Exchange Offer will be made only pursuant to the Registration Statement and related materials that the Company expects to file upon commencement with the Securities and Exchange Commission.

The information in this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as expressly set forth by specific reference in the filing.

The press release furnished as an exhibit to this report contains forward-looking statements within the meaning of the Securities Act and the Exchange Act. Those forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company occasionally in its filings with the SEC. Because of these risks, the Company’s actual results may differ materially from those indicated or implied by the forward-looking statements. Except as required by law, we disclaim any obligation to publicly update or revise forward looking statements after the date of this report to conform them to actual results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Unit Corporation, dated November 5, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIT CORPORATION

Date: November 5, 2019	By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Senior Vice President, Secretary & General Counsel